                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our reports dated August 22, 1997 on the combined financial statements of WorldCrisa Corporation and Crisa Corporation (which reports express an unqualified opinion and include an explanatory paragraph regarding a change in the method of capitalizing costs included in inventory) and the supplemental schedule, appearing in the Current Report on Form 8-KA of Libbey Inc. dated October 17, 1997, by reference in (a) the Registration Statement of Libbey Inc. on Form S-8, File Number 33-64726, for the registration of common stock, (b) the Registration Statement of Libbey Inc. on Form S-8, File Number 33-80448, for the registration of common stock, (c) the Registration Statement of Libbey Inc. on Form S-8, File Number 33-98234, for the registration of common stock (d) the Registration Statement of Libbey Inc. on Form S-8, File Number 333-19459, for the registration of common stock and (e) the Registration Statement of Libbey Inc. on Form S-3, File Number 333-28735, for the registration of debt securities and common stock; and to the reference to us under the heading "Experts" in the Prospectus Supplement to the Prospectus included in the Registration Statement on Form S-3 of Libbey Inc. File Number 333-28735, which is part of such Registration Statement.

/s/ Deloitte & Touche
Deloitte & Touche

Dallas, Texas
October 22, 1997